UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 09, 2005

WINDSORTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-07539 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

70 Lake Drive, Hightstown, NJ 08520 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (609) 426-4666

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
On November 9, 2005, the Company issued a press release disclosing that during the third quarter of 2005, management and its auditors had reviewed the initial accounting for deferred income taxes related to the acquisition of QualTech International and QualTech Services and determined that the deferred income taxes needed correction. As a result of the recalculation, the company restated its financial results for the year ended December 31, 2004. The effect of this restatement was to record a long-term deferred tax liability at the acquisition date of $1,326,000, with an offsetting increase to goodwill. The restatement also caused a net decrease in income for the year ended December 31, 2004 of $98,318. As a result of the recalculation, the company also restated its financial results for the three months and six months ended June 30, 2005 and 2004. The restatements had no effect on pre-tax income or cash flows. The Company’s previously issued financial statements covering such periods should no longer be relied upon. Accordingly, the company will file an amended 10-KSB for the fiscal year ended December 31, 2004 and an amended 10-QSB for the quarterly period ended June 30, 2005 on November 14, 2005.

The audit committee has discussed the matters disclosed in this Item 4.02(a) with management and RubinBrown LLP, its independent registered public accounting firm.

ITEM 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a.
Text of press release issued by the Company dated November 9, 2005, titled “QSGI Reports Third Quarter Results; 47% Sequential Increase and 93% Year-Over-Year Increase in Data Security & Compliance Division Revenue for the Third Quarter”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSORTECH, INC.

Date: November 14, 2005	By:	/S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and
Chief Financial Officer